Exhibit 99.1

M  A  C  K  —  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation Completes Disposition of

56-Building Office/Flex Portfolio

-   $487.5 Million Transaction Closed March 29, 2019 -

-    Proceeds Used to Repay $210 Million of Unsecured Debt -

Jersey City, New Jersey — April 3, 2019 — Mack-Cali Realty Corporation (NYSE: CLI), a waterfront centric office and residential property owner, announced that it has executed the sale of its 3.1 million square foot office/flex portfolio.  The aggregate sales price for the portfolio was $487.5 million.  A portion of the proceeds from the sale was used to repay $210 million of unsecured debt at the end of the first quarter.  As part of the sales consideration, the purchaser redeemed 301,638 of its common Operating Partnership units, which were valued at $6.6 million.  Inclusive of proceeds from the sale of the Elmsford Distribution Center portfolio on December 31, 2018, the Company has retired $280 million of unsecured debt from sales of flex portfolios.

Michael J. DeMarco, Chief Executive Officer, stated, “The sale of our office/flex portfolio is an important part of our strategic repositioning and our evolution to a waterfront centric office and residential landlord.  Proceeds from the sale of this portfolio were used in part to pay down debt and in part for the recent purchase of Soho Lofts, a 377-unit apartment community in Jersey City, which furthers our waterfront strategy.”

About Mack-Cali Realty Corporation

One of the country’s leading Real Estate Investment Trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contacts:	Michael J. DeMarco	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Senior Vice President,
	(732) 590-1589	Corporate Communications
	mdemarco@mack-cali.com	and Investor Relations
(732) 590-1025
dcrockett@mack-cali.com

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